ADDENDUM TO CONSULTING AGREEMENT

THIS ADDENDUM is entered into and made effective this 3rd day of May 2007 (the “Effective Date”), BY and BETWEEN Public Company Management Corporation (the “Company”), a Nevada corporation, and Trae O'Neil High, (the “Consultant”), and modifies that certain Consulting Agreement, attached hereto as Exhibit A (the “Agreement”), dated April 12, 2007, between the Company and the Consultant. The Company and the Consultant are collectively referred to herein as the “Parties” and each as a “Party”. All capitalized terms used in this Addendum and not otherwise defined have the meanings set forth in the Agreement.

WHEREAS, the Company wishes to obtain the additional services of the Consultant as Treasurer and Chief Financial Officer to serve as the principal financial officer and principal accounting officer (collectively, “CFO”);

WHEREAS, the Consultant wishes to provide these additional services as interim CFO to the Company in the capacity of an independent contractor;

WHEREAS, the Company wishes to provide Consultant with an incentive (the “Client Stock Incentive”) in the form of common stock which the Company holds of its clients for Consultant’s services as an executive officer of the Company, and Consultant wishes to receive such incentive;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein and in the Agreement (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in the Agreement, the Parties hereto agree as follows:

Section 1. Engagement. The Company hereby engages the services of the Consultant for the position of CFO of the Company, and the Consultant hereby accepts such engagement and agrees to perform the services to the best of his ability and in accordance with terms and conditions of this Addendum and the Agreement.

Section 2. Duration. The Company shall retain the Consultant as CFO during the Term of the Agreement. The parties may extend this period as provided in Section 1.2 of the Agreement.

Section 3. Duties. The Consultant shall, pursuant to this Addendum and the Agreement, perform all duties customarily performed by a person with like titles and positions of a small, publicly-held corporation engaged in a business similar to the Company’s business, which includes, but is not limited to the following:

(a)
Financial and Accounting Oversight - Maintain the Company’s “disclosure controls and procedures” (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) and “internal control over financial reporting” (as defined in the Securities Exchange Act of 1934 Rules 13a-15(f) and 15d-15(f)); assist in evaluating the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year; assist in evaluating any change in the Company's internal control over financial reporting, that occurred during each of the fiscal quarters that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; evaluate, design and coordinate accounting functions for the Company; communicate with the Board of Directors or Audit Committee, if applicable, or both regarding the Company’s disclosure controls and procedures, internal control over financial reporting or any changes or revisions thereto; and establish financial policies and procedures for the Company.

(b)
Financial Management - direct the Company’s overall financial plans and accounting policies, designs and coordinate financial management, accounting and statistical data and reports as required to measure the Company’s financial performance; oversee all financial functions including accounting, budget, credit, insurance, tax and treasury; analyze current and projected cash balances and invests available funds to maximize income within guidelines established by the Board of Directors; coordinate the budget process for operating and capital budgets to provide an effective planning and performance measurement tool; direct and manage the financial programs and supporting information systems of the Company to include budgeting, receipt of revenue, expenditure of funds and conservation of assets; establish and maintain financial records systems in accordance with GAAS and accounting principles; coordinate the preparation of financial statements, financial reports, special analyses and information reports; develop, implement, interpret and coordinate the application of finance, accounting, billing and audit procedures; provide strategic consultation and representation to management on financial issues, to include financial analysis and projections, cost identification and allocation, and revenue and expense analyses; provide consultative support to management in planning initiatives, through management and financial information analyses, reports and recommendations; establish and implement short- and long-range organizational goals, objectives, policies, and operating procedures; monitor and evaluate operational effectiveness; effect changes needed for improvement; develop and direct the implementation of strategic business and/or operational plans, projects, programs, and systems, as appropriate to the objectives of the Company; provide strategic and operational direction to the Company’s finance and accounting departments; assist CEO in establishing financial strategic objectives and operating policies and procedures to ensure attainment of corporate objectives; evaluate results within business to determine if financial objectives are being met; and responsible for the direction of the following functions: finance, accounting, bonding, risk management, project controls and information technology.

(c)
Financial Due Diligence of Clients - Perform due diligence reviews of financial information of current and potential clients of the Company; conduct pre-client business qualification screening and financial forecasting; and negotiate and develop consulting services and other contracts with clients.

Section 4. Cash Compensation. The term “Cash Compensation” shall mean $180,000 at the annualized rate, to be billed by Consultant in monthly installments of $15,000.

Section 5. Client Stock Incentive. For each client whose securities the Company held as marketable securities as of March 31, 2007, as reflected on the stock roll forward schedule, attached hereto as Exhibit B (the “Schedule”), on the Effective Date, the Consultant shall receive four percent (4%) of the securities of such client as reflected on the Schedule. For each client whose securities the Company held as non-marketable securities as of March 31, 2007, as reflected on the Schedule, on the date that such securities of each of such clients are first cleared for quotation on the over-the-counter Bulletin Board (the “OTCBB”) or the Pink Sheets or listed on a national exchange, the Consultant shall receive four percent (4%) of the securities of such client as reflected on the Schedule. The Consultant shall have the right to receive four percent (4%) of the securities of each client that the Company receives, or otherwise would receive without taking this sentence into account, after March 31, 2007, at such time as such securities of each of such clients are first cleared for quotation on the OTCBB or the Pink Sheets or listed on a national exchange; provided, however, that Consultant is serving as an executive officer of the Company at the time of such clearance.

Section 5. Entire Agreement. The Agreement and this Addendum represent the entire understanding and agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in the Agreement and this Addendum and there are no agreements collateral hereto other than as are expressly set forth or referred to therein and herein. The Agreement and this Addendum cannot be amended or supplemented except by a written agreement executed by both parties hereto, provided that if the Company becomes listed on the Amex, NASDAQ or NYSE, the Company and the Consultant shall reasonably renegotiate the terms of the Agreement and this Addendum to the extent such terms are inconsistent with the rules and regulations of such exchange or quotation system.

Section 5. Incorporation by Reference. The terms of the Agreement, to the extent not otherwise modified by this Addendum, shall be incorporated herein by this reference and such terms shall be terms hereof.

IN WITNESS WHEREOF the undersigned have duly executed this Addendum as of the date set out on the first page of this Addendum.

PUBLIC COMPANY MANAGEMENT CORPORATION

/s/ Stephen Brock
Stephen Brock, President & CEO

CONSULTANT

/s/ Trae O'Neil High
Trae O'Neil High